As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-260363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIPT HOME MEDICAL CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	8090	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1019 Town Drive

Wilder, KY

Tel: (859) 878-2220

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

Tel: (202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Larry W. Nishnick DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 (858) 677-1414

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

British Columbia

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below)

	1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☒	pursuant to Rule 467(b) on November 12, 2021 at 4:15 p.m. (Eastern) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on November 12, 2021.

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.  The securities offered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and may not be offered, sold or delivered, directly or indirectly, in the United States of America, its territories and, possessions, any state of the United States or the District of Columbia (the “United States”), or to a “U.S. person” (as such term is defined in Regulation S under the U.S. Securities Act) (a “U.S. Person”) unless exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws are available. This short form base shelf prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities within the United States or to, or for the account or benefit of, any U.S. Person. See “Plan of Distribution”.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Quipt Home Medical Corp. at 1019 Town Drive Wilder, Kentucky, USA 41076, telephone: (859) 878-2220, and are also available electronically at  www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 11, 2021

QUIPT HOME MEDICAL CORP.

$200,000,000

Common Shares
Preferred Shares

Debt Securities
Warrants
Subscription Receipts
Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Quipt Home Medical Corp. (the “Company” or “Quipt”) from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains effective, of up to $200,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”); (iii) debt securities (“Debt Securities”); (iv) warrants (“Warrants”) to acquire any of the securities that are described in this Prospectus; (v) subscription receipts (“Subscription Receipts”); and (vi) units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”). One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or any of its direct or indirect subsidiaries (each, a “Subsidiary” and collectively the “Subsidiaries”). The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and an assumption of liabilities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Preferred Shares, the class and number of Preferred Shares offered, the offering price, whether the Preferred Shares are being offered for cash, and any other terms specific to the Preferred Shares offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, the price at which the Debt Securities will be offered, the maturity date of the Debt Securities, the rate at which such Debt Securities will bear interest, the terms and conditions upon which the Debt Securities may be redeemed, repaid or purchased and the terms and conditions for any conversion or exchange of the Debt Securities for any other securities; (iv) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (vi) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company or any selling securityholder may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling securityholder in connection with the offering and sale of the Securities and the identity of any selling securityholder, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company or any selling securityholder will, or expects to receive and any other material terms of the plan of distribution. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”).

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company or any selling securityholder. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “QIPT” and on The Nasdaq Capital Market (“Nasdaq”), under the trading ticker symbol “QIPT”. On November 10, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $7.00, on Nasdaq was US$5.59. Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

The Company has three classes of issued and outstanding shares: the Common Shares, first preferred shares (each, a “First Preferred Share”) without par value, and an unlimited number of second preferred shares (each, a “Second Preferred Share”) without par value (together with the First Preferred Shares, constitute the “Preferred Shares”, and collectively with the Common Shares, the “Company Shares”). See “Description of the Share Capital of the Company”.

Note to U.S. Holders

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country, that some of its officers and directors may be residents of a foreign country and that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country. These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Quipt has prepared its financial statements, incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board which is incorporated within Part 1 of the CPA Canada Handbook – Accounting, and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards.

Certain of the Company’s directors and officers reside outside of Canada. Each of the following persons has appointed DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, Canada V6C 2Z7 as agent for service of process:

Directors and Officers
Gregory Crawford, Chief Executive Officer and Director Mark Greenberg, Director Eugene Ewing, Director Dr. Kevin A. Carter, Director Hardik Mehta, Chief Financial Officer

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

Unless otherwise indicated, all references to “$”, “C$” or “dollars” in this Prospectus refer to Canadian dollars and all references to “US$” in this Prospectus refer to United States dollars. See “Currency and Exchange Rate Information”.

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by DLA Piper (Canada) LLP.

The Company’s head office is located at 1019 Town Drive Wilder, Kentucky 41076, telephone (859) 878-2220, and its registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z.

v

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise, the “Company”, “Quipt”, “we”, “us” and “our” refer to Quipt Home Medical Corp., and its direct and indirect Subsidiaries.

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus is part of a “shelf” registration statement on Form F-10 that the Company has filed with the United States Securities and Exchange Commission (the “SEC”).

Trademarks and Trade Names

This Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference include references to the Company’s trademarks, including, without limitation, Quipt’s wordmark and service mark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are the Company’s property. The Company’s trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to the Company’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.

Currency and Exchange Rate Information

Unless the context otherwise requires, all references to “$”, “C$” or “dollars” mean references to the lawful money of Canada. All references to “US$” refer to United States dollars.

The following table sets forth (a) the rate of exchange for the Canadian dollar, expressed U.S. dollars, in effect for the periods indicated; and (b) the high and low exchange rates for the Canadian dollar, expressed in U.S. dollars, during the periods indicated, each based on the indicative rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into U.S. dollars.

Year Ended September 30 C$ to US$
	2021	2020	2019
High	0.8306	0.7710	0.7811
Low	0.7491	0.6898	0.7330
Closing	0.7849	0.7497	0.7551

On November 10, 2021, the daily exchange rate for the Canadian dollar in terms of United States dollars, as quoted by the Bank of Canada, was $1.00 = US$.8031.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” within the meaning of Canadian securities legislation and “forward-looking statements” within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document.

Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	operating results;
•	profitability;
•	financial condition and resources;
•	anticipated needs for working capital;
•	liquidity;
•	capital resources;
•	capital expenditures;
•	milestones;
•	licensing milestones;
•	information with respect to future growth and growth strategies;
•	anticipated trends in the industry in with the Company operates;
•	the Company’s future financing plans;
•	timelines;
•	currency fluctuations;
•	government regulation;
•	unanticipated expenses;
•	commercial disputes or claims;
•	limitations on insurance coverage;
•	availability and expectations regarding of cash flow to fund capital requirements;
•	the product offerings of the Company;
•	the competitive conditions of the industry;
•	the competitive and business strategies of the Company;
•	on-going implications of the novel coronavirus (“COVID-19”);
•	statements relating to the business and future activities of, and developments related to, the Company, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; and
•	other events or conditions that may occur in the future.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions of the Company’s management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. The material factors and assumptions used to develop the forward-looking statements contained in this Prospectus or any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement include, without limitation:

•	the Company’s ability to successfully execute its growth strategies and business plan;
•	the ability to successfully identify strategic acquisitions;
•	the Company’s ability to realize anticipated benefits, synergies or generate revenue, profits or value from its recent acquisitions into existing operations;
•	management’s perceptions of historical trends, current conditions and expected future developments;
•	the ability of the Company to take market share from competitors;
•	the Company’s ability to attract and retain skill staff;
•	market conditions and competition;
•	the products, services and technology offered by the Company’s competitors;
•	the Company’s ability to generate cash flow from operations
•	the Company’s ability to keep pace with changing regulatory requirements;
•	ongoing ability to conduct business in the regulatory environments in which the Company operates and may operate in the future;
•	that the Company’s ability to maintain strong business relationships with its suppliers, service provides and other third parties will be maintained;
•	COVID-19 and recall related supply chain issues will be resolved within the near future;
•	the Company’s ability to fulfill prescriptions for services and products;
•	the anticipated growth of the niche market of home equipment and monitoring;
•	the anticipated increase in demand for various medical products and equipment;
•	demand and interest in the Company’s products and services;
•	the ability to deploy up front capital to purchase monitoring and treatment equipment;
•	anticipated and unanticipated costs;
•	the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses;
•	the general economic, financial market, regulatory and political conditions in which the Company operates and the absence of material adverse changes in the Company’s industry, regulatory environmental or the global economy; and
•	other considerations that management believes to be appropriate in the circumstances.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include: credit risks, market risks (including those related to equity, commodity, foreign exchange and interest rate markets), liquidity risks, operational risks (including those related to technology and infrastructure), and risks relating to reputation, insurance, strategy, regulatory matters, legal matters, environmental matters and capital adequacy. Examples of such risk factors include: the Company may be subject to significant capital requirements and operating risks; changes in law, the ability to implement business strategies, growth strategies and pursue business opportunities; state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; difficulty integrating newly acquired businesses; low profit market segments; disruptions in or attacks (including cyber-attacks) on information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behaviour; the failure of third parties to comply with their obligations; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation environment, including in the United States; risks related to infectious diseases, including the impacts of COVID-19; increased competition; changes in foreign currency rates; loss of foreign private issuer status; risks relating to the deterioration of global economic conditions; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events, as well as other general economic, market and business conditions, amongst others, as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. The Company provides no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference herein or therein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

MARKET AND INDUSTRY DATA

Certain information in this Prospectus or in any Prospectus Supplement or documents incorporated by reference herein is obtained from third party sources, including public sources, and there can be no assurance as to the accuracy or completeness of such information. Although believed to be reliable, management of the Company has not independently verified any of the data from third party sources unless otherwise stated.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. The following documents, each of which has been filed with the securities regulatory authorities in each province and territory of Canada, as applicable, are specifically incorporated by reference and form an integral part of this Prospectus:

•	the Company’s annual information form for the fiscal year ended September 30, 2020 dated April 27, 2021 (the “AIF”);

•	the Company’s consolidated annual financial statements as at and for the fiscal years ended September 30, 2020 and 2019;

•	the Company’s management’s discussion and analysis for the fiscal years ended September 30, 2020 and 2019;

•	the Company’s condensed consolidated interim financial statements as at and for the three and nine months ended June 30, 2021 and 2020, and related notes thereto;

•	the Company’s management’s discussion and analysis for the three and nine months ended June 30, 2020;

•	the material change report of the Company dated November 2, 2020 in respect of the acquisition by the Company of all of the issued and outstanding equity securities of Sleepwell, LLC (“Sleepwell”); and

•	the management information circular of the Company dated March 25, 2021, prepared in connection with the Company’s annual and special meeting held on May 3, 2021.

Any documents of the type required to be incorporated by reference herein pursuant to National Instrument 44-101 – Short Form Prospectus Distributions, including any AIF, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto that the Company files with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the expiry of this Prospectus will be deemed to be incorporated by reference in this Prospectus.

Upon a new AIF and new annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous AIF, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis and material change reports, filed prior to the commencement of the financial year of the Company in which the new AIF is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual general meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual general meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to the Company’s website in this Prospectus, any Prospectus Supplement or any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and the Company disclaims any such incorporation by reference.

A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Copies of the documents incorporated herein by reference may be obtained on request without charge from Quipt Home Medical Corp. at 1019 Town Drive Wilder, Kentucky, USA 41076, telephone: (859) 878-2220, and are also available electronically at www.sedar.com.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS

Corporate Structure

The Company was incorporated under the Business Corporations Act (Alberta) on March 5, 1997 under the name 730285 Alberta Inc. and changed its name to VF Capital Ltd. on June 19, 1997, and to Canadian Dental Partners Inc. on August 9, 1999, and to International Health Partners Inc. (“IHP”) on January 25, 2001. Pursuant to a reverse take-over transaction completed on June 1, 2010 by way of a three cornered amalgamation between 0871455 B.C. Ltd., PHM DME Healthcare Inc. (“PHM/DME”) and IHP (the “RTO Transaction”), IHP acquired all of the issued and outstanding shares in the capital of PHM/DME. IHP acquired all of the issued and outstanding shares of Stancap Holdings I Limited (“Stancap”) concurrent with the RTO Transaction (the “SHL Share Exchange”). Upon completion of the RTO Transaction and the SHL Share Exchange, on June 1, 2010, IHP changed its name to Patient Home Monitoring Corp. Pursuant to a Certificate of Continuance filed on December 30, 2013, the Company changed its jurisdiction of governance by continuing from Alberta into British Columbia.

On December 21, 2017, pursuant to an arrangement under the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving the Company, Viemed Healthcare, Inc. and the securityholders of the Company, the Company completed a spin-out of Viemed Healthcare, Inc. and its operating businesses. In connection with the transaction each Common Share was exchanged for ten (10) Common Shares. In addition, on December 21, 2017, the Company completed an amalgamation, by way of vertical short-form amalgamation under the BCBCA, its wholly owned subsidiary, Stancap, (the “Amalgamation”). The Company is the continuing entity as a result of the Amalgamation and maintained its name as Patient Home Monitoring Corp. Pursuant to the Amalgamation, all of the issued and outstanding common shares of Stancap were cancelled, and the assets, obligations and liabilities of Stancap continued as the assets, obligations and liabilities of the Company. Where the term “Company” is used herein in the context of describing the Company’s assets and business, it may include its predecessor, PHM, prior to completion of the Amalgamation, as the context requires.

On May 4, 2018, the Company changed its name to “Protech Home Medical Corp”, and on December 31, 2018, the Company effected a consolidation of its Common Shares on the basis of one (1) post-consolidation Common Share for every five (5) pre-consolidation Common Shares.

On May 13, 2021, the Company changed its name from “Protech Home Medical Corp.” to “Quipt Home Medical Corp.” and effected a consolidation (the “Consolidation”) of its Common Shares on the basis of one (1) post-Consolidation Common Share for every four (4) pre-Consolidation Common Shares.

The Company’s head office is located at 1019 Town Drive, Wilder, Kentucky 41076, and its registered office is located at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2Z7.

The Company’s Common Shares are listed for trading on the TSXV under the symbol “QIPT”, and on Nasdaq under the symbol “QIPT”.

Business of the Company

Company Overview

The Company’s main revenue source is in providing in-home medical equipment and supplies, providing respiratory and durable medical equipment, to patients in the United States.  The Company has physical operations in many states within the United States.

The Company, through its Subsidiaries, provides in-home medical equipment and supplies, durable medical equipment, to patients in the United States. The Company seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep apnea, reduced mobility and other chronic health conditions requiring home-based services in the United States. The initial service line includes providing in-home equipment, supplies and services to patients in the United States. The primary business objective of the Company is to create shareholder value by continuing to offer a broader range of services to patients in need of in-home equipment and chronic disease management, as well as acquiring other companies operating in the United States healthcare service and product sectors. The Company’s organic growth strategy is aggregate patients in existing or complimentary markets, through both acquisitions and taking market share directly from competitors, as well as its technology investment plans, whereby the Company plans to leverage technology to increase patient compliance by making ongoing training and patient follow up easier on the patient and improve the speed and ease of equipment and device delivery and set-up.

The Company’s revenue lines are based on fulfilling prescriptions for services and products for patients that suffer from chronic illness. The growing niche market of home equipment and monitoring provides significant opportunity to garner market share and may require the ongoing deployment of up-front capital to purchase monitoring and treatment equipment. The Company believes that it is well positioned to acquire the equipment necessary to grow its annuity stream businesses.

Subsidiaries

The principal business and operations of each of the Company’s material Subsidiaries is discussed below.

PHM Logistics Corporation

PHM Logistics Corporation’s (“PHM Logistics”) platform provides the Company with supply chain management, regulatory device reporting and home delivery of healthcare devices. As PHM Logistics grows to serve an increasing volume of patients, there is increased complexity in ordering, managing, and delivering both devices and consumables to patients in numerous locations testing on different schedules. PHM Logistics’ focus is to continue and improve the logistics support for the Company. In order to support the Company’s numerous acquisitions, PHM Logistics has become the holding company for several of the Company’s acquired Subsidiaries.

Resource Medical Group, LLC and Resource Medical Group of Charleston, LLC

Resource Medical Group, LLC and Resource Medical Group of Charleston, LLC (collectively, “Resource Medical”) are South Carolina limited liability companies, acquired by the Company in January 2014, which offer an array of durable medical equipment focused on pulmonary disease services, home-based sleep apnea and chronic obstructive pulmonary disease treatments, as well as home-based healthcare logistics and services.

Resource Medical have a strong presence in South Carolina and an expansive product offering, including the following: bariatric equipment, bathroom safety products, Bi-level PAP (bilevel positive airway pressure), canes/crutches, continuous positive airway pressure (“CPAP”) and CPAP masks and accessories, hospital beds, humidifiers, nebulizer and compressors, oxygen concentrator, patient lifts, walkers, wheelchairs, and products for wound care. The demand for these items is expected to grow as the United States population continues to age and chronic diseases among those aged 65 and over continue to increase.

Care Medical Partners LLC

Care Medical Partners LLC (“CMP”), which was acquired by the Company in June 2014 and consists of Care Medical of Athens, Inc., Care Medical Atlanta, LLC, Care Medical of Augusta, LLC, Care Medical of Gainesville, LLC, and Care Medical Savannah, LLC, focuses on CPAP and sleep apnea equipment and supplies, mobility equipment, oxygen and other related equipment and medical supplies. Licensed to do business in Georgia and South Carolina and located throughout Georgia, CMP has added to the Company’s product and service line in a key location, increasing access to patients. Providing both home and hospital delivery, CMP provides medical supplies, medical equipment in addition to mobility equipment and respiratory equipment.

Black Bear Medical, Inc., Black Bear Medical North, Inc. and Black Bear Medical NH, Inc.

Black Bear Medical Group, Inc. was acquired by the Company in January 2015, which consists of Black Bear Medical, Inc., Costal Med-Tech Corp. and Black Bear Medical NH, Inc. (collectively, “BBM”), being entities licensed to do business in Maine and New Hampshire. BBM specializes in home-based healthcare services, including mobility solutions, and other durable medical equipment. These entities have widened the Company’s reach to upper east coast patients in Maine and New Hampshire, strengthening its geographic presence and increasing its offerings.

Legacy Oxygen & Home Care Equipment, LLC

The Company acquired Legacy Oxygen & Home Care Equipment, LLC, a regionally focused company, licensed to do business in Kentucky and Tennessee in May 2015. The company offers home-based medical equipment and services for patients with chronic pulmonary conditions across multiple locations in Kentucky.

Patient-Aids, Inc.

The Company acquired Patient-Aids, Inc. (“Patient-Aids”), a high growth, high margin, and profitable Ohio-based company focused on providing home-based healthcare services. Patient-Aids has, since 1982, been a dominant business in their region being licensed to do business in Ohio, Kentucky, and Indiana. Its product lines and services focus on treating patients with chronic power mobility conditions, respiratory conditions, and patients requiring traditional durable medical home-based equipment.

Cooley Medical Equipment, Inc.

Cooley Medical Equipment, Inc. (“CME”), a company based in Kentucky, is a participating Medicare provider that provides (i) nebulizers, oxygen concentrators, and CPAP and BiPAP units, (ii) traditional and non-traditional durable medical respiratory equipment and services, and (iii) non-invasive ventilation equipment, supplies and services. CME presently has six locations based in Eastern and Central Kentucky and Virginia. CME is considered one of Kentucky’s largest home medical equipment and medical service providers.

Sleepwell, LLC

Sleepwell is a participating Medicare provider that primarily provides sleep-related products and services such as PAP units, supplies, and services. Sleepwell is a leader in sleep services in the State of Georgia, with significant penetration in the Southeastern corridor of the region. In addition to Georgia, Sleepwell also provides sleep services to patients in Dayton, Ohio, which is Sleepwell’s wholly-owned subsidiary, Tuscan, Inc., dba Halsom Home Care.

Mayhugh Drugs Inc.

Mayhugh Drugs Inc. (“MME”) was established on January 1, 1972 in State of Florida. The company also distributes home durable medical equipment, CPAP machines, oxygen generators/concentrators, wheelchairs, home hospital beds, and other ancillary home medical equipment.

Recent Developments

On October 23, 2020, the Company acquired Sleepwell, a leader of sleep services in the State of Georgia. The Company acquired Sleepwell for a combination of cash and share consideration of approximately US$7.0 million and US$3.0 million, respectively.

On December 9, 2020, Dr. Kevin A. Carter joined the Company’s Board of Directors as an independent director.

On January 13, 2021, the Company announced that it had applied to list the Common Shares on Nasdaq.

On February 2, 2021, the Company announced that it had acquired MME, a leader in the respiratory home care services industry in Northern Florida. The Company acquired MME for total consideration of approximately $5.8 million.

On May 13, 2021, the Company changed its name from “Protech Home Medical Corp.” to “Quipt Home Medical Corp.” and effected the Consolidation, on the basis of one (1) post-Consolidation Common Share for every four (4) pre-Consolidation Common Shares. In connection with the Consolidation, the Company’s ticker symbol on the TSXV was changed from “PHM” to “QIPT”.

On May 14, 2021, the Company filed its Form 40-F Registration Statement (“Form 40-F”) with the SEC. It is anticipated that Quipt will become a reporting issuer in the United States following effectiveness of the Form 40-F, in addition to being a reporting issuer in Canada. A copy of the Form 40-F is available under the Company’s profile on each of EDGAR at www.sec.gov/edgar and SEDAR at www.sedar.com as well as the Company's website located at www.quipthomemedical.com.

At the open of markets on May 27, 2021, the Common Shares began trading on Nasdaq under the ticker symbol “QIPT”.

On July 14, 2021, the Company announced that it had acquired three separate entities with combined operations in California, Missouri, Arkansas and Mississippi, in connection with its ongoing national expansion effort with the goal of economically growing its operating footprint to serve as a leader in respiratory homecare across the United States. Under the terms of the definitive purchase agreements, the Company acquired the three combined entities for total consideration of approximately US$4.0 million in cash. The Company intends to operate each of the newly acquired entities under the “Quipt” brand name post-integration.

On August 20, 2021, the Company acquired a business with operations in Missouri, which added adds three locations, 15,000 active patients, 1,500 unique referring physicians, and several important insurance contracts. The business acquired has a diverse payor mix and traditional durable medical equipment product mix. Under the terms of the definitive purchase agreement, the Company acquired the business for approximately US$2.3 million in cash.

On October 1, 2021, the Company acquired a business with operations in Mississippi, which added two locations, over 4,000 active patients, more than 10,000 unique orders, 590 unique referring physicians, and several important insurance contracts. The business has a diverse payor mix and full suite of products with a focus on respiratory care, representing over 65% of the mix. Under the terms of the definitive purchase agreements, the Company acquired the business for approximately US$2.2 million in cash.

On November 1, 2021, the Company acquired a business with operations in Illinois, which added a strategic location servicing Central Illinois, a heavily weighted respiratory product mix, over 3,700 active patients, and important insurance contracts. The business has a diverse payor mix and full suite of products with a focus on respiratory care, representing over 85% of the mix. Under the terms of the definitive purchase agreement, the Company acquired the DME operation of the business for approximately US$1.7 million in case, and the real estate for US$0.5 million.

For further information regarding Quipt, see the AIF and other documents incorporated by reference in this Prospectus and any Prospectus Supplement, which are available at www.sedar.com under the Company’s profile.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Company’s securityholders. The Prospectus Supplement that will be filed in connection with any offering of Securities by any selling securityholder will include the following information:

•	the name of each selling securityholder;
•	if the selling securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address of the person or company the selling securityholder has appointed as agent for service of process;
•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;
•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;
•	the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;
•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;
•	if a selling securityholder is not an individual, disclosure regarding the principal securityholders thereof, as applicable; and
•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions. The Company will not receive any proceeds from any sale of any Securities by any selling securityholder(s).

As at the date of this Prospectus, the Company anticipates using the net proceeds to the Company from any offering of Securities primarily to fund its acquisition strategy. The Company’s acquisition approach generally targets companies that are either: (i) heavily respiratory weighted companies with gross revenue in the range of US$5 to $20 million, and consistent annual EBITDA (earnings before interest, taxes, depreciation, and amortization) margins between 10% and 20% or more; (ii) sub US$5 million revenue targets with the strategic goal of expanding the Company’s payer mix and expanding our geographical footprint across new states to be become a national DME provider; or (iii) targeting substantially larger opportunities that would be more meaningful in terms of revenue, EBITDA, active patient base and geographical operating footprint. The Company believes that the maximum size that the Company can raise under this Prospectus of $200,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) will provide sufficient room to draw upon in order to complete strategic acquisitions in the future if, as and when any such opportunities arise, and is expected to position the Company to aggressively pursue its corporate strategy to grow the business. The Company has spent the last several years building and solidifying its platform and within the last year has pivoted into a strategy more focused on growth, both internal and by acquisition and other strategic transactions.  For any specific acquisition for which the Company raises funds for under the Prospectus, the Company intends to include details of the acquisition in any Prospectus Supplement and any other additional disclosure as required by applicable securities laws.

Notwithstanding the foregoing, management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors - Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

As at October 31, 2021, the most recent month end prior to the date of this Prospectus, the Company’s estimated working capital was US$23 million.

The following table provides information about the Company’s remaining funds from its recent public offering and private placements and the actual use of proceeds from those financings compared to the intended use of proceeds from the offerings.

Date of Financing	Type of Financing	Gross Proceeds	Initial Intended Use of Net Proceeds	Actual Use of Net Proceeds to Date
March 7, 2019	Bought Deal Private Placement Offering - Convertible Debentures (see below)	C$15,000,000 (US$11.1 million)	The net proceeds from were expected to be used for debt repayment, working capital and general corporate requirements.	The net proceeds was C$13.4 million (US$10.0 million). From this, C$9.0 million (US$6.7 million) was used to repay previously issued debentures and C$4.4 million (US$3.3 million) was used for acquisitions.
June 29, 2020	Bought Deal Prospectus Offering - Units (see below)	C$28,751,150 (US$21.2 million)	The intention was to use the net proceeds to increase the Company’s cash position and to complete any strategic acquisitions that are identified.	The net proceeds of C$27.6 million (US$20.6 million) were used in full for strategic acquisitions.
	Brokered Private Placement - Units (see below)	C$2,012,500 (US$1.5 million)
	Non-Brokered Private Placement - Units (see below)	C$1,067,000 (US$0.8 million)

March 2019 Financing

On March 7, 2019, the Company completed a bought deal private placement (the “2019 Private Placement”) of 8.0% unsecured convertible debentures (the “2019 Debentures”), for gross proceeds to the Company of $15 million, including the full exercise of the underwriters’ option. The 2019 Debentures bear interest from the date of closing at a rate of 8.0% per annum, payable semi-annually in arrears on the last day of June and December in each year and will mature on March 7, 2024 (the “Maturity Date”). The principal amount of the 2019 Debentures are convertible into Common Shares at the option of the holder at any time prior to the close of business on the last business day immediately preceding the Maturity Date at a conversion price of $1.30 per Common Share, subject to certain acceleration provisions.

June 2020 Financings

On June 29, 2020, the Company closed an underwritten bought deal prospectus offering of 25,001,000 units (“2020 Units”) at a price of $1.15 (the “2020 Issue Price”) per 2020 Unit for aggregate gross proceeds of $28,751,150 (the “2020 Public Offering”), before deducting fees and other estimated offering expenses, which included the exercise in full of the 15% over-allotment option. Concurrent with the 2020 Public Offering, the Company closed: (i) a brokered private placement of 1,750,000 2020 Units at the 2020 Issue Price for gross proceeds of $2,012,500; and (ii) a non-brokered private placement of 927,825 2020 Units at the 2020 Issue Price for gross proceeds of $1,067,000. Each 2020 Unit was comprised of one Common Share and one-half of one Common Share purchase warrant (each whole warrant, a “2020 Warrant”). Each 2020 Warrant is exercisable to acquire one Common Share at an exercise price of $1.60 per share, subject to adjustment in certain events, until June 29, 2021.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The Company is authorized to issue an unlimited number of Common Shares, an unlimited number of First Preferred Shares, and an unlimited number of Second Preferred Shares. As of November 10, 2021, there were 33,349,842 Common Shares issued and outstanding as fully paid and non-assessable and no First Preferred Shares or Second Preferred Shares issued and outstanding.

The following is a summary of the rights, privileges, restrictions and conditions attached to the Common Shares and the Preferred Shares, but does not purport to be complete. Reference should be made to the Articles of the Company and the full text of their provisions for a complete description thereof, which are available under the Company’s profile on SEDAR at www.sedar.com.

Common Shares

All of the Common Shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets and in all other respects, on liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The issued Common Shares are not subject to call or assessment by the Company nor are there any pre-emptive, conversion, exchange, redemption or retraction rights attaching to the Common Shares.

All registered holders of Common Shares are entitled to receive notice of any general or special meeting to be convened by the Company. At any general or special meeting, subject to the restrictions on joint registered owners of Common Shares, each holder of Common Shares is entitled to one vote per share of which it is the registered owner and may exercise such votes either in person or by proxy. Otherwise, on a show of hands every Shareholder who is present in person and entitled to vote will have one vote, and on a poll every Shareholder has one vote for each Common Share of which it is the registered owner. The Company’s articles provide that the rights and provisions attached to any class of shares, in which shares are issued, may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Preferred Shares

The First Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company or for the purpose of winding–up its affairs, rank on parity with the First Preferred Shares of every other series and be entitled to preference over the Second Preferred Shares of every other series and the Common Shares of the Company. The Second Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company or for the purpose of winding–up its affairs, rank on parity with the Second Preferred Shares of every other series and be entitled to preference over the Common Shares of the Company.

DESCRIPTION OF MATERIAL INDEBTEDNESS

2019 Debentures

On March 7, 2019, the Company completed the 2019 Private Placement of the 2019 Debentures, through a syndicate of underwriters led by Beacon, and including Canaccord Genuity Corp. (“Canaccord”) and Haywood Securities Inc., for gross proceeds to the Company of $15 million, including the full exercise of the underwriters’ option. The 2019 Debentures bear interest from the date of closing at a rate of 8.0% per annum, payable semi-annually in arrears on the last day of June and December in each year and will mature on the Maturity Date. The principal amount of the 2019 Debentures are convertible into Common Shares at the option of the holder at any time prior to the close of business on the last business day immediately preceding the Maturity Date at a conversion price of $1.30 per Common Share, subject to certain acceleration provisions.

As of November 10, 2021, the Company had $10,959,000 principal amount of 2019 Debentures outstanding. The proceeds of the 2019 Private Placement were used to redeem, in full, 7.5% non-convertible unsecured subordinated debentures due December 31, 2019 (the “2014 Debentures”), for working capital and general corporate purposes. The 2019 Debentures are governed by the terms of a debenture indenture (the “Debenture Indenture”) dated August 7, 2019 between the Company and Computershare Trust Company of Canada. The principal amount of the 2019 Debentures are convertible into Common Shares at the option of the holder at any time prior to March 7, 2024 at a conversion price of $1.30 per Common Share (the “Conversion Price”). At any time after the date that is three years following the closing date, the Company may force the conversion of the principal amount of the 2019 Debentures at the Conversion Price on not less than 30 days’ notice if the daily volume weighted average trading price of the Common Shares is greater than $1.62 for any 20 consecutive trading days. Interest is calculated and paid semi-annually in arrears on the last business day of June and December in each year, computed on the basis of a 365/366-day year.

On April 30, 2019, the Company redeemed its 2014 Debentures. The 2014 Debentures were redeemed at a total redemption price of $1,040.00 plus accrued and unpaid interest of $24.79166667 up to but excluding the redemption date, both per $1,000 principal amount. As at the redemption date, the aggregate principal amount of the 2014 Debentures outstanding was $8,625,000. The foregoing summary of the 2019 Debentures is qualified in its entirety by reference to the full text of the Debenture Indenture, which is available under the Company’s SEDAR profile at www.sedar.com.

Revolving Credit Facility

In September 2020, the Company entered a $20,000,000 asset-based revolving credit facility with a US bank. The facility matures in September 2024 and bears interest at floating rate of LIBOR plus 2.0% to 2.5%, with a LIBOR floor of 0.5% and has an unused fee of 0.3%. The Company has no borrowings from this facility at June 30, 2021. Interest expense for the facility for the nine months ended June 30, 2021 totaled $38,000 and primarily related to the unused fee. The facility is subject to a borrowing base based on a percentage of eligible accounts receivable and expected future revenues from existing customer rentals. Issuance costs of $561,000 were incurred, are recorded in “deferred financing costs” on the consolidated balance sheet and are being amortized on a straight-line over the four-year term of the facility for a total of $35,000 and $105,000 for the three and nine months ended June 30, 2021, respectively

CONSOLIDATED CAPITALIZATION

From June 30, 2021, the date of the Company’s most recently filed consolidated interim financial statements, to the date of this Prospectus, there have been no material changes to the Company’s share capitalization on a consolidated basis other than: (a) the issuance of an aggregate of (i) 25,000 Common Shares in respect of the exercise of stock options, and (ii) 113,653 Common Shares in respect of the conversion of 2019 Debentures.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement.

Common Shares

For a brief summary of the material attributes of the Common Shares, see “Description of the Share Capital of the Company - Common Shares”. Common Shares may be sold separately or together with separately or together with other Securities, as the case may be.

Preferred Shares

For a brief summary of the material attributes of the Preferred Shares, see “Description of the Share Capital of the Company - Preferred Shares”. Preferred Shares may be sold separately or together with separately or together with other Securities, as the case may be.

Debt Securities

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. A copy of the form of the Indenture to be entered into has been or will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at the Company’s option;
•	the covenants applicable to the Debt Securities;
•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•	the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
•	whether the Securities will be secured or unsecured;
•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;
•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•	if other than Canadian dollars, the currency in which the Debt Securities are denominated or the currency in which the Company will make payments on the Debt Securities;
•	material Canadian federal income tax consequences of owning the Debt Securities;
•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-Canadian dollar currency or currencies or non-Canadian dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares, Preferred Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares, Preferred Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares, Preferred Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;
•	the aggregate number of Warrants offered and the offering price;
•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price of the Warrants;
•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;
•	the designation, number and terms of any Securities with which the Warrants are issued;
•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;
•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	whether such Warrants will be listed on any securities exchange;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	certain material Canadian tax consequences of owning the Warrants; and
•	any other material terms and conditions of the Warrants.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;
•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;
•	the dates or periods during which the Subscription Receipts are convertible into other Securities;
•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;
•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	certain material Canadian tax consequences of owning the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;
•	the price at which the Units will be offered;
•	the designation, number and terms of the Securities comprising the Units;
•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;
•	the date on and after which the Securities comprising the Units will be separately transferable;
•	whether the Securities comprising the Units will be listed on any securities exchange;
•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;
•	certain material Canadian tax consequences of owning the Units; and
•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Company from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions”. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on a national securities exchange in the United States, as applicable.

This Prospectus may also, from time to time, relate to the offering of Securities by any selling securityholders. The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder  to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Company and/or selling securityholder may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Preferred Shares, Subscription Receipts, Debt Securities, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

No underwriter or dealer involved in an “at-the-market distribution” as defined in NI 44-102, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with an offering of Securities or effect any other transactions that are intended to stabilize the market price of Securities.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

PRIOR SALES

Information in respect of prior sales of the Common Shares, Preferred Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares, Preferred Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares, Preferred Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSXV under the trading symbols “QIPT” on the TSXV and the 2019 Debentures, which are convertible into Common Shares, are also listed and posted for trading on the TSXV under the symbol “PTQ.DB.A”. The trading prices and volumes of the Common Shares and the 2019 Debentures, if applicable, will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

As of the date of this Prospectus, the Company has not paid any dividends and has no current intention to declare dividends on the Common Shares or Preferred Shares in the foreseeable future. Any decision to pay dividends on the Common Shares and/or Preferred Shares in the future will be at the discretion of the Company’s Board of Directors and will depend on, among other things, the Company’s results of operations, contractual restrictions, capital requirements, business prospects and other factors that the Board may consider relevant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including, without limitation, those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Company’s business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Company is currently unaware or that are unknown or that the Company currently deems to be immaterial could have a material adverse effect on the business, financial condition and results of operation of the Company. The Company cannot assure an investor that it will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus, the applicable Prospectus Supplement, and other documents incorporated by reference herein and therein, and consult with their professional advisors to assess any investment in the Securities. The occurrence of any of these risks could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects. These risks are not the only risks the Company faces; risks and uncertainties not currently known to the Company or that the Company currently deems to be immaterial may also materially and adversely affect the Company’s business, financial condition and results of operations. Investors should also refer to the other information set forth or incorporated by reference in this Prospectus. This Prospectus also contains forward-looking information that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in forward-looking information as a result of a number of factors. See also the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Securities

Return on Securities is not Guaranteed

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Discretion in the Use of Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares, Preferred Shares or its other securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline. Management will have discretion concerning the use of the proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement as well as the timing of their expenditure. The Company will not receive any proceeds from any sale of any Securities by the selling securityholders.

Dilution

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares, as applicable, on the TSXV or Nasdaq may decrease due to the additional amount of Common Shares, as applicable, available in the market.

Future Sales of Shares by Shareholders

Sales of a large number of the Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the Company’s ability to raise capital through future sales of the Common Shares. The Company cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of the Common Shares. The price of the Common Shares could be affected by possible sales of the Common Shares by hedging or arbitrage trading activity. If the Company raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, as applicable, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSXV or Nasdaq or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Securities Ranking Senior to Common Shares

If, in the future, the Company decides to issue Debt Securities that may rank senior to the Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting the Company’s operating flexibility. Any convertible or exchangeable securities that the Company issues in the future may have rights, preferences and privileges more favorable than those of the Common Shares and may result in dilution to owners of the Common Shares. The Company and, indirectly, its shareholders, will bear the cost of issuing and servicing such securities. Because the Company’s decision to issue Debt Securities in any future offering will depend on market conditions and other factors beyond its control, the Company cannot predict or estimate the amount, timing or nature of its future offerings. Thus, holders of Common Shares will bear the risk of the Company’s future offerings reducing the market price of the Common Shares and diluting the value of their shareholdings in the Company.

Global Financial Conditions can Reduce Share Prices and Limit Access To Financing

The economic viability of the Company’s business plan is impacted by the Company’s ability to obtain financing. Global economic conditions impact the general availability of financing through public and private debt and equity markets, as well as through other avenues.

Significant political, market and economic events may have wide-reaching effects and, to the extent they are not accurately anticipated or priced into markets, may result in sudden periods of market volatility and correction. Periods of market volatility and correction may have an adverse impact on economic growth and outlook, as well as lending and capital markets activity, all of which may impact the Company’s ability to secure adequate financing on favourable terms, or at all.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, political developments, legislative or regulatory changes, social or labour unrest and stock market trends will affect the Company’s operating environment and its operating costs, profit margins and share price. Uncertainty or adverse changes relating to government regulation, economic and foreign policy matters, and other world events have the potential to adversely affect the performance of and outlook for the Canadian and global economies, which in turn may affect the ability of the Company to access financing on favourable terms or at all. For example, recent uncertainty regarding Canada’s ability to access North American markets via the North American Free Trade Agreement and increased levels of turmoil in certain geopolitical hotspots have the potential to increase uncertainty and volatility in Canadian and global markets, respectively. The occurrence of negative sentiment or events in the Canadian and broader global economy could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Risks Related to the Business

Limited History of Operations

The Company has a limited history of operations. There can be no assurance that the business of the Company and/or its Subsidiaries will be successful and generate, or maintain, any profit.

Novel Business Model

Home monitoring of patients is a relatively new business, making it difficult to predict market acceptance, development, expansion and direction. The home monitoring services to be provided by the Company represent a relatively new development in the United States healthcare industry. Accordingly, adoption by patients and physicians can require education, which can result in a lengthy sales cycle. The market may take time to develop. Physicians and/or patients may be slow to adopt new methods. The development of the Company’s home monitoring business is dependent on a number of factors. These factors include: the Company’s ability to differentiate the Company’s services from those of the Company’s competitors; the extent and timing of the acceptance of the Company’s services as a replacement for, or supplement to, traditional methods of servicing and monitoring patients; the effectiveness of the Company’s sales and marketing and engagement efforts with customers and their health plan participants; the Company’s ability to provide quality customer service, as perceived by patients and physicians.

Because the monitoring business is evolving, the Company may not be able to anticipate and adapt to the developing market. Moreover, the Company cannot predict with certainty the future growth rate or the ultimate size of the market.

Reimbursement Rates May Decline

Reimbursement for services to be provided by the Company come primarily from Medicare and private health insurance companies. The reimbursement rates offered are outside the control of the Company. Reimbursement rates in this area, and much of the United States health care market in general, have been subject to continual reductions as health insurers and governmental entities attempt to control health care costs. The extent and timing of any reduction in reimbursement rates cannot be predicted by the Company.

Reductions in reimbursement rates can have a material impact on the profitability of the Company’s operations. A reduction in reimbursement may be unrelated to any concurrent decline in the cost of operations, thereby resulting in reduced profitability. The Company’s costs of operations could increase, but the cost increases may not be passed on to customers because reimbursement rates are set without regard to the cost of service.

Loss of Competitive Bids

On the reimbursement front, the CMS oversees a competitive bidding program covering durable medical equipment (“DME”), the process in which a Medicare supplier provides DME products to Medicare beneficiaries. Pursuant to the CMS, beginning in 2021, a new competitive bidding process known as Round 2021 will be launched by the CMS, covering contracts running from January 1, 2021 to December 31, 2023. It is possible that the Company may not be selected in some or all the Competitive Bidding Area (“CBA”) that is has bid for. It is also possible that the Company may not be selected for some or all of the product categories that it has bid more. Non-selection for CBA and/or product category may result in loss of revenue and referral sources.

Dependence Upon Relationships with Key Suppliers

There are few manufacturers of equipment which can be used for home use of patients. There is the possibility that a new meter will encounter difficulties or “bugs” when first sent to market, and that initial technical support costs may be higher than for more well-established meters. Even if the Company switches to other competing meters, they may also encounter technical difficulties or regulatory issues. The emerging nature of the market presents risks that suppliers may not be able to provide equipment to satisfy demand. Demand may outstrip supply, leading to equipment shortages. Conversely, incorrect demand forecasting could lead to excess inventory. The industry is subject to a high level of regulatory scrutiny, and government or manufacturer recalls could adversely affect the Company’s ability to provide services and achieve revenue targets.

Inadequate supply could impair the Company’s ability to attract new business and could create upward pricing pressure on equipment and supplies, adversely affecting margins for the Company. Several equipment manufacturers are pursuing a strategy of vertical integration, and should the Company ever need to order equipment from those manufacturers, such equipment may not be available on favourable terms.

Reliance Upon Few Payers

The Company earns revenues by seeking reimbursement from Medicare and private health insurance companies, with the Medicare program of the United States government being the primary entity making payments. If the Medicare program were to slow payments of the Company receivables for any reason, the Company would be adversely impacted. In addition, both governmental and private health insurance companies may seek ways to avoid or delay reimbursement, which could adversely affect cash flow and revenues for the Company.

Government Regulation

Some operations of the Company require certain licences and permits from the authorities in the United States. The ability of the Company and its Subsidiaries to obtain, sustain or renew any such licences and permits on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies. There is no guarantee that the Company will meet these conditions.

The Company is subject to regulation from United States federal and state authorities. Regulatory action could disrupt the Company’s ability to provide services. Such regulatory action could come in the form of actions against manufacturers, unrelated to the Company’s conduct, or actions based upon the Company’s operation. Regulatory action could prevent or delay reimbursement for certain services.

There could also be legislative action that could adversely affect the Company’s business model, including, without limitation: a decision by the United States government to become the exclusive provider of health care services at some time in the future; changes in United States federal or state laws, rules, and regulations, including those governing the corporate practice of medicine, and fee splitting; and changes in the United States Anti-Kickback Statute and Stark Law and/or similar state laws, rules, and regulations. Conversely, budgetary problems in the United States could lead to reduced funding, substantial modification, or elimination of Medicare programs, which would end reimbursement for many patients. There can be no assurance that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the business of the Company. Amendments to current laws and regulations could have a substantial adverse impact on the Company.

CMS policies of health insurance for Medicare in the United States may affect the amount of revenue the Company receives. The Company is subject to risk that reimbursement rates for its services from both federal and private payers will decline over time. Reimbursement from federal programs is subject to constant regulatory review and increasing audits by federal authorities, the effect of which may be to increase costs of service and delay or affect reimbursement, which could negatively impact cash flow and/or revenue. Audits may be costly and time consuming, and could delay cash flow, even if the Company acted properly in all respects.

The policies of health insurance carriers in the United States may affect the amount of revenue the Company receives.

Highly Competitive Market

The industry in which the Company operations is a highly competitive market and may become more competitive as new players enter. Certain competitors will be subsidiaries or divisions of larger, much better capitalized companies. Certain competitors will have vertically integrated manufacturing and services sectors of the market. The Company may have less capital and may encounter greater operational challenges in serving the market. Better capitalized competitors may also be expected to borrow money or raise debt to purchase equipment more easily than the Company.

Low Profit Market Segments

Where the Company provides services to a patient who does not use provide rental equipment often or for an extended period of time, profitability may be unlikely in respect of that patient. In these cases, the Company may not have a rental equipment with the patient long enough to recoup costs. Where the Company owns the rental equipment, the failure of the patient to return the equipment to the Company may impact profitability. Legal costs of bringing an action to obtain return of equipment may exceed the value of the equipment, leading to losses with certain patient populations even under a favourable reimbursement environment.

Foreign Subsidiaries

The Company conducts all its operations through its United States Subsidiaries. Therefore, to the extent of these holdings, the Company (directly and indirectly) is dependent on the cash flows of these Subsidiaries to meet its obligations. The ability of such Subsidiaries to make payments to their parent companies may be constrained by the following factors: the level of taxation, particularly corporate profits and withholding taxes, in the jurisdiction in which each Subsidiary operates; and the introduction of exchange controls or repatriation restrictions or the availability of hard currency to be repatriated.

Attraction and Retention of Key Personnel Including Directors

The Company has a small management team and the loss of a key individual or inability to attract suitably qualified staff could have a material adverse impact on the business of the Company. The Company may also encounter difficulties in obtaining and maintaining suitably qualified staff. The success of the Company depends on the ability of management to interpret market data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate opportunities. No assurance can be given that individuals with the required skills will continue employment with the Company or that replacement personnel with comparable skills can be found. The Company is dependent on the services of key executives, including the Board and a small number of highly skilled and experienced executives and personnel. Due to the relatively small size of the Company, the loss of these persons or the Company’s inability to attract and retain additional highly skilled employees may adversely affect its business and future operations.

Growth Management

The Company may have difficulty identifying or acquiring suitable acquisition targets and maintaining the organic growth which is a significant aspect of its business model. If it is unable to manage growth, the Company may be unable to achieve its expansion strategy, which could adversely impact its earnings per share and its revenue and profits.

Potential Conflicts of Interest

There are potential conflicts of interest to which some of the directors and officers of the Company may be subject in connection with the operations of the Company and situations may arise where the directors and officers may be in direct competition with the Company. Conflicts of interest, if any, which arise may be subject to and be governed by procedures prescribed by the BCBCA which require a director or officer of a corporation who is a party to or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Company to disclose his interest and to refrain from voting on any matter in respect of such contract unless otherwise permitted under the BCBCA. Any decision made by any of such directors and officers involving the Company should be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Company and its shareholders.

Insurance and Uninsured Risks

The Company’s business is subject to a number of risks and hazards generally, including general liability. Such occurrences could result in damage to property, inventory, facilities, personal injury or death, damage to the properties of the Company, or the properties of others, monetary losses, and possible legal liability.

The Company may be subject to product liability and medical malpractice claims, which may adversely affect its operations. The industry in which the Company operates is highly regulated, and it may be subject to regulatory scrutiny for violations of regulations and laws. The Company could be adversely affected by the time and cost involved with regulatory investigations even if it has operated in compliance with all laws. Investigations could also adversely affect the timely payment of receivables.

Although the Company maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Company might also become subject to liability which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

United States Operations and Exchange Rate Fluctuations

All of the Company’s revenue is generated from operations in the United States. The Company is subject to a number of risks associated with its operations that may increase liability and costs and require significant management attention. These risks include:

•	compliance with laws of the United States that apply to the Company’s United States operations, including lawful access, privacy laws and anti-corruption laws;
•	instability in economic or political conditions, including inflation, recession and political uncertainty;
•	potential adverse tax consequences; and
•	litigation in United States courts.

In addition, the Company is exposed to foreign exchange risk as a result of substantially all of its revenue generating operations taking place in the United States and thus, revenues and expenses being earned and paid in United States dollars while the Company reports its financial statements in Canadian dollars. If the Canadian dollar appreciates relative to the United States dollar, the Company’s Canadian dollar expenses and revenues will decrease when translated from United States dollars for financial reporting purposes. Conversely, if the Canadian dollar depreciates relative to the United States dollar, the Company’s Canadian dollar expenses and revenues will increase when translated from United States dollars for financial reporting purposes. In addition, exchange rate fluctuations may affect the costs that the Company incurs in its operations. The appreciation of non-United States dollar currencies against the United States dollar can increase the cost of operations in United States dollar terms. Foreign exchange rate fluctuations may materially affect the Company’s financial condition and results of operations in future periods.

The Company will continue to translate the assets and liabilities of its United States dollar functional currency Subsidiaries into Canadian dollars using exchange rates in effect at the end of each period. Revenue and expenses for these Subsidiaries are translated using average exchange rates that approximate those in effect during the period. The Company will continue to maintain cash balances in both United States and Canadian dollars, but management anticipates that it will not purchase any securities or financial instruments to speculate on or hedge against a rise or fall in the value of the United States dollar.

Global Economy

Recent market events and conditions, including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions, could impede the Company’s access to capital or increase the cost of capital. Notwithstanding various actions by the United States and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to deteriorate and stock markets to fluctuate substantially.

These disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. Access to additional capital may not be available to the Company on terms acceptable to it, or at all.

Cybersecurity

The Company relies on digital and internet technologies to conduct and expand its operations, including reliance on information technology to process, transmit and store sensitive and confidential data, including protected health information, personally identifiable information, and proprietary and confidential business performance data. As a result, the Company and/or its customers are exposed to risks related to cybersecurity. Such risks may include unauthorized access, use, or disclosure of sensitive information, corruption or destruction of data, or operational disruption resulting from system impairment (e.g., malware). The Company’s operations depend, in part, on how well it protects networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to damage to hardware, computer viruses, hacking and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. A compromise of the Company’s information technology or confidential information, or that of the Company’s patients and third parties with whom the Company interacts, may result in negative consequences, including the inability to process patient transactions, reputational harm affecting patient and/or investor confidence, potential liability under privacy, security, consumer protection or other applicable laws, regulatory penalties and additional regulatory scrutiny, any of which could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. As the Company has access to sensitive and confidential information, including personal information and personal health information, and since the Company may be vulnerable to material security breaches, theft, misplaced, lost or corrupted data, programming errors, employee errors and/or malfeasance (including misappropriation by departing employees), there is a risk that sensitive and confidential information, including personal information and personal health information, may be disclosed through improper use of Company systems, software solutions or networks or that there may be unauthorized access, use, disclosure, modification or destruction of such information. The Company’s ongoing risk and exposure to these matters is partially attributable to the evolving nature of these threats. As a result, cybersecurity and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage, malfunction, human error, technological error or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of a novel strain of coronavirus a global pandemic. In response to the outbreak, governmental authorities in the United States and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place, and social distancing. The COVID-19 outbreak and the response of governmental authorities to try to limit it are having a significant impact on the private sector and individuals, including unprecedented business, employment, and economic disruptions.

The continued spread of COVID-19 nationally and globally could have an adverse impact on the Company’s business, operations and financial results, including through disruptions in the Company’s labour inputs, supply chains and sales channels. In response to COVID-19, the United States’ guidelines issued on March 16, 2020 specifically noted that healthcare services were a critical infrastructure industry as defined by the Department of Homeland Security and employees of companies in this industry have a social responsibility to maintain a normal work schedule to meet service demands. In response to the COVID-19 pandemic, the Company has modified its current policies and implemented the instructions provided by the Centers for Disease Control and Prevention in order to best protect its employees and patient network. In addition, the Company accelerated inventory purchases to safeguard against any potential future supply chain weaknesses and meet potential increased demand. These measures and similar measures taken by other businesses may adversely impact the Company’s labour productivity and its supply chains.

Although the Company has taken steps to mitigate the impact of COVID-19, the continued presence and spread of COVID-19 nationally and globally could have a material adverse impact on the Company’s business, operations, and financial results and position, including through employee attrition, disruptions to the Company’s supply chains and sales channels, restrictions of operations at the Company’s retail stores, changes in the number of Americans with health insurance resulting in a change in demand for the Company’s products, as well as a deterioration of general economic conditions including a possible national or global recession. Due to the speed with which the COVID-19 situation is developing and the uncertainty of its magnitude, outcome, and duration, it is not possible to estimate its impact on the Company’s business, operations, financial results and position or prospects at this time.

The Company continues to monitor the situation and work with its stakeholders (including customers, employees, and suppliers) in order to assess further possible implications to its business, supply chain, and customers, and, where practicable, mitigate adverse consequences and responsibly address this global pandemic.

Finally, the actual and threatened spread of COVID-19 globally could adversely affect global economies and financial markets, resulting in a prolonged economic downturn and a decline in the value of the Company’s share price. The extent to which COVID19 (or any other disease, epidemic, or pandemic) impacts business activity or financial results, and the duration of any such negative impact, will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning COVID-19 and the actions required to contain or treat its impact, among others.

Recall of certain Royal Philips BiPAP and CPAP Devices and Ventilators

The recall of certain Royal Philips BiPAP and CPAP devices and ventilators that the Company distributes and sell could have a significant negative impact on the Company’s business, reputation, results of operations, financial condition and prospects. On June 14, 2021, Royal Philips (“Philips”) initiated a voluntary recall notification with the U.S. Food and Drug Administration (“FDA”) for certain Philips BiPAP (bi-level positive airway pressure) and CPAP (continuous positive airway pressure) and mechanical ventilator devices that the Company distributes and sells. Philips initiated this recall to address potential health risks related to the polyester-based polyurethane (“PE-PUR”) sound abatement foam component in these devices. To date, Philips has produced millions of BiPAP and CPAP devices and ventilators using the PE-PUR sound abatement foam. Despite a complaint rate of 0.03% in 2020, Philips determined based on testing that there are possible health risks to users of the devices related to this type of foam, including that the foam may degrade into particles that may be ingested or inhaled by the user, and that the foam may off-gas certain chemicals. According to Philips, the potential risks of particulate exposure include headache, irritation, inflammation, respiratory issues, and possible toxic and carcinogenic effects, and the potential health risks of chemical exposure due to off-gassing include headache, irritation, hypersensitivity, nausea/vomiting, and possible toxic and carcinogenic effects.

Philips has stated that it (i) is providing the relevant regulatory agencies with required information related to the launch and implementation of the projected correction, (ii) will replace the current sound abatement foam with a new material, (iii) has already begun the preparations, which include obtaining the relevant regulatory clearances, and (iv) aims to address all affected devices in scope of this correction as expeditiously as possible. While Philips produces alternative CPAP devices and ventilators that are not impacted by the recall, these alternative CPAP devices and ventilators are being used to replace recalled CPAP devices and ventilators rather than be sold to suppliers for placement with newly diagnosed patients. Depending on the time it takes for the FDA and Philips to resolve the issue, potential delays and shortages of BiPAP and CPAP devices and ventilators may occur in the industry in which the Company operates, which could have a significant negative impact on the Company’s business, reputation, results of operations, financial condition and prospects if it is unable to procure replacement products at a reasonable cost on a timely basis or at all.

Additionally, the Company does not currently know the full scope of potential risks that may arise as a result of the recall and replacement of BiPAP and CPAP and mechanical ventilator devices described above. Due to the volume of the Company’s patients currently using, or who in the past have used, the BiPAP and CPAP and mechanical ventilator devices affected by the recall described above as well as future users of any replacement devices, any litigation, class action or governmental enforcement actions (including, but not limited to, claims relating to product liability, negligence, patient harm including claims for personal injury or wrongful death, consumer protection, or fraud, overpayment or improper billing for services and products affected by the recall or replacement) that may involve the Company could have a significant negative impact on the Company’s business, reputation, results of operations, financial condition and prospects. In general, the reporting of product defects or voluntary recalls to the FDA or analogous regulatory bodies outside the United States could result in manufacturing audits, inspections and broader recalls or other disruptions to the Company and/or its suppliers’ businesses. The recall described above and future recalls, whether voluntary or required, could result in significant costs to the Company and significant adverse publicity, which could harm the Company’s ability to market its products in the future.

Forward-Looking Statements May Prove to be Inaccurate

Readers are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on the risks, assumptions and uncertainties are found in this Prospectus and in certain of the documents incorporated by reference herein under the heading “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to Ownership

Additional Capital

The development and the business (including acquisitions) of the Company may require additional financing, which may involve high transaction costs, dilution to shareholders, high interest rates or unfavorable terms and conditions. Failure to obtain sufficient financing may result in the delay or indefinite postponement of its business plans. The initial primary source of funding available to the Company consists of equity financing. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company.

Loss of Foreign Private Issuer Status

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. As a foreign private issuer, as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is currently exempt from certain of the provisions of the U.S. federal securities laws. For example, an issuer with total assets in excess of US$10 million and whose outstanding equity securities are held by 2,000 or more persons, or 500 or more persons who are not “accredited investors”, must register such securities as a class under the Exchange Act. However, as a foreign private issuer subject to Canadian continuous disclosure requirements, the Company may claim the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, even if these thresholds are exceeded. To be considered a foreign private issuer, the Company must satisfy a United States shareholder test (not more than 50% of the voting securities of a company must be held by residents of the United States) if any of the following disqualifying conditions apply: (i) the majority of the Company’s executive officers or directors are United States citizens or residents; (ii) more than 50 percent of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States. Based on information available as at June 30, 2021 (the last business day of the Company’s most recent fiscal quarter), the Company estimates that approximately 18.4% of the Company’s outstanding voting securities are directly or indirectly held of record by residents of the United States. If the Company loses its status as a foreign private issuer, these regulations could apply and it could also be required to commence reporting on forms required of U.S. domestic companies, such as Forms 10-K, 10-Q and 8-K. It could also become subject to U.S. proxy rules, and certain holders of its equity securities could become subject to the insider reporting and “short swing” profit rules under Section 16 of the Exchange Act. In addition, any securities issued by the Company if it loses foreign private issuer status would become subject to certain rules and restrictions under the U.S. Securities Act, even if they are issued or resold outside the United States. Compliance with the additional disclosure, compliance and timing requirements under these securities laws would likely result in increased expenses and would require the Company’s management to devote substantial time and resources to comply with new regulatory requirements.

Dividends

The Company has never declared or paid any dividends on its Common Shares or Preferred Shares. The Company intends, for the foreseeable future, to retain tis future earnings, if any, to finance the Company’s business activities. The payment of future dividends, if any, will be reviewed periodically by the Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund business activities, development and growth, and other factors that the Board may consider appropriate in the circumstances.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of each of the TSXV and Nasdaq require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

The Company’s auditors, MNP LLP, Chartered Professional Accountants, are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated July 15, 2021, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

TRANSFER AGENT AND REGISTRAR

The Company’s registrar and transfer agent is Computershare Investor Services Inc., located at 2nd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3A8.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of Quipt by DLA Piper (Canada) LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AGENT FOR SERVICE OF PROCESS

Gregory Crawford, Mark Greenberg, Eugene Ewing, Dr. Kevin A. Carter and Hardik Mehta, each a director or officer of the Company residing outside of Canada, have appointed DLA Piper (Canada) LLP, Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. However, purchasers of Securities distributed under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser because the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law. Any remedies under securities legislation that a purchaser of Securities distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by a purchaser containing a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above.

In an offering of convertible, exchangeable or exercisable Subscription Receipts, Warrants or convertible, exchangeable or exercisable Debt Securities (or Units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which convertible, exchangeable or exercisable Subscription Receipts, Warrants or convertible, exchangeable or exercisable Debt Securities (or Units comprised partly thereof) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal advisor.

ADDITIONAL INFORMATION

Quipt has filed with the SEC a registration statement on Form F-10 under the U.S. Securities relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the registration statement, it will provide a prospectus supplement thereto that will contain specific information about the terms of that offering, which may also add, update or change information contained in this Prospectus, as incorporated in the registration statement.

Quipt is subject to certain informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in addition to applicable Canadian requirements. Consequently, Quipt files reports and other information with the SEC, in addition to securities regulatory authorities in Canada. Under the multijurisdictional disclosure system (MJDS) adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” (“FPI”) (as defined under United States securities laws), the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

The reports and other information filed by the Company with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. Copies of reports, statements and other information that the Company files with Canadian securities regulatory authorities are available electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (the “Business Corporations Act”) provides that:

1. A company may indemnify an individual who: (i) is or was a director or officer of the company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the company; or (B) at the request of the company; or (iii) at the request of the company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual (each such person referred to herein as an “eligible party”).

2. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such eligible party or any of the heirs and personal or other legal representatives thereof, by reason being or having been an eligible party is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

3. If the company declines to provide indemnification, a court may, on the application of the company or an eligible party: (i) order the company to indemnify an eligible party in the manner provided under (1); (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the company; (iii) order the company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (3); or (iv) make any other order the court considers appropriate.

4. An eligible party is entitled to indemnification from the company in respect of such costs, charges and expenses as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful, on the merits or otherwise, in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual fulfills the conditions set out in clauses (2)(a) and (b) above.

5. The company may purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant’s notice of articles and articles (the “Articles”) provide that, subject to the Business Corporations Act, the Registrant must indemnify each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. In addition, pursuant to the Articles, and subject to any restrictions in the Business Corporations Act, the Registrant may agree to indemnify and may indemnify any person (including any eligible party0 against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Registrant. The Articles further provides that the Registrant may advance expenses to an eligible party to the extent permitted under the Business Corporations Act. The Articles also authorize the Registrant to obtain directors’ and officers’ liability insurance.

The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Each director and officer is also a party to an indemnification agreement with the Registrant, pursuant to which the Registrant has agreed, to the full extent allowed by applicable law, to indemnify and hold harmless such director or officer, his or her heirs, successors and legal representatives  from and against all damages, liabilities, losses, costs, charges and expenses suffered or incurred at any time by such director or officer, his or her heirs, successors or legal representatives as a result or by reason of such person acting as the director and/or officer of the Registrant or by reason of any action taken or not taken by such person in such capacity, including without limitation, any liability arising under applicable corporate and securities legislation or otherwise, and including any costs, charges and expenses the director or officer, as applicable, may incur in enforcing the such indemnification agreement, provided that such damages, liabilities, losses, costs, charges or expenses were not suffered or incurred as a direct result of the gross negligence, fraud, dishonesty or willful default of such director or officer, as applicable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual Information Form of the Registrant for the fiscal year ended September 30, 2020, dated as of April 27, 2021 (incorporated by reference as Exhibit 99.98 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on May 14, 2021 (File Number 001-40413), and incorporated by reference herein).

4.2	Audited Annual Consolidated Financial Statements of the Registrant for the fiscal years ended September 30, 2020 and 2019, together with the notes thereto and the auditor’s reports thereon (incorporated by reference as Exhibit 99.79 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on May 14, 2021 (File Number 001-40413), and incorporated by reference herein).

4.3	Management’s Discussion and Analysis of the Registrant for the fiscal year ended September 30, 2020 and 2019 (incorporated by reference as Exhibit 99.80 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on May 14, 2021 (File Number 001-40413), and incorporated by reference herein).

4.4	Interim Consolidated Financial Statements of the Registrant as at and for the three and nine months ended June 30, 2021 and 2020, together with the notes thereto and the auditor’s reports thereon (incorporated by reference as Exhibit 99.6 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on August 24, 2021 (File Number 001-40413), and incorporated by reference herein).

4.5	Management’s Discussion and Analysis of the Registrant for the three and nine months ended June 30, 2020 (incorporated by reference as Exhibit 99.107 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on August 24, 2021 (File Number 001-40413), and incorporated by reference herein).

4.6	Material Change Report of the Registrant, dated November 2, 2020, in respect of the acquisition by the Company of all of the issued and outstanding equity securities of Sleepwell, LLC (“Sleepwell”) (incorporated by reference as Exhibit 4.6 to the Registrant’s Form F-10 filed with the Securities and Exchange Commission on October 19, 2021 (File Number: 333-260363), and incorporated by reference herein).

4.7	Management Information Circular of the Registrant, dated March 25, 2021 relating to the Registrant’s annual general and special meeting of shareholders held on May 3, 2021 (incorporated by reference as Exhibit 99.93 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on May 14, 2021 (File Number 001-40413), and incorporated by reference herein).

5.1	Consent of MNP LLP (filed herewith)

6.1	Powers of Attorney (previously filed to the Registrant’s Form F-10 filed with the Securities and Exchange Commission on October 19, 2021 (File Number: 333-260363), and incorporated by reference herein).

7.1*	Form of Indenture

* To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process

The registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the Registrant’s agent for service will be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 12, 2021.

QUIPT HOME MEDICAL CORP.

By:	/s/ Gregory Crawford
Name:	Gregory Crawford
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Crawford Gregory Crawford	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 12, 2021

/s/ Hardik Mehta Hardik Mehta	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2021

* Mark Greenberg	Director	November 12, 2021

* D. Eugene Ewing	Director	November 12, 2021

* Kevin A. Carter	Director	November 12, 2021

By:	/s/ Gregory Crawford
Name:	Gregory Crawford
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 12, 2021.

CT Corporation System

By:	/s/ Kathryn A. Widdoes
Name:	Kathryn A. Widdoes
Title:	Assistant Secretary